     As filed with the Securities and Exchange Commission on August 3, 1994
                                    Registration No. 33- __________________

_______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  _____________

                        AMERICAN MAIZE-PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)




                Maine                                13-0432720
    (State or other jurisdiction                 (I.R.S. Employer
  of incorporation or organization)              Identification No.)

                                250 Harbor Drive
                               Stamford, CT 06902
              (Address of Principal Executive Offices) (Zip Code)

                        AMERICAN MAIZE-PRODUCTS COMPANY
                                1994 STOCK PLAN
                            (Full title of the plan)

                            Robert M. Stephan, Esq.
                       Vice President and General Counsel
                        American Maize-Products Company
                                250 Harbor Drive
                               Stamford, CT 06902
                                 (203)356-9000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

_______________________________________________________________________________

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
Title of securities    Amount           Proposed   Proposed     Amount of
to be registered       to be            maximum    maximum      registration fee
                       registered       offering   aggregate
                                        price      offering
                                        per        price(1)
                                        share(1)
_______________________________________________________________________________

Class A Common Stock
par value $.80 per     800,000 shares   $20.8125   $16,650,000  $5,741.38
share

(1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Class A Common Stock on the American Stock Exchange on August 2, 1994.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") has been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents filed with the Commission are incorporated herein by reference:

(1) The Annual Report on Form 10-K of American Maize-Products Company, a Maine corporation (the "Company"), for the fiscal year ended December 31, 1993, as amended by Form 10-K/A, dated June 29, 1994;

(2) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1994; and

(3)        The description of the Class A Common Stock, $.80 par value ("Class A
           Common   Stock"),   of  the  Company   contained  in  the   Company's
           Registration Statement on Form S-4 (Registration No. 33-55946).

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that the Class A Common Stock offered pursuant to this Registration Statement has been sold or which deregisters all such Class A Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.    Description of Securities.

           Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

           The validity of the shares registered hereunder has been passed on for the Company by the law firm of Verrill & Dana, Portland, Maine. Peter B. Webster, a partner in such firm, serves as Clerk of the Company.

           The consolidated financial statements and financial statement schedules of American Maize-Products Company incorporated by reference in this Registration Statement have been examined by Coopers & Lybrand L.L.P., independent certified public accountants, to the extent and for the periods indicated in their reports also incorporated herein, and have been incorporated herein upon the authority of said firm as experts in accounting and auditing.

Item 6.    Indemnification of Directors and Officers.

           Section 719 of the Maine Business Corporation Act provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except, subject to certain limitations, actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated not to have acted honestly or in the reasonable belief that such person's actions was in or not opposed to the best interests of the corporation or its stockholders and, with respect to any criminal action or proceeding had reasonable cause to believe that such person's conduct was unlawful. A corporation may similarly indemnify such person with respect to any claim, issue or matter asserted by or in the right of the corporation as to which that person is finally adjudicated to be liable if the court in which such action, suit or proceeding was brought shall have determined that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such amounts which such court shall deem reasonable.

           The By-Laws of the Company provide for the indemnification of the Company's directors and officers to the fullest extent provided by Maine law. In addition, the Company's By-Laws provide that the Company has the power to purchase liability insurance policies covering its directors and officers.

Item 7.    Exemption from Registration Claimed.

           Not Applicable.


Item 8.    Exhibits.

Exhibit
Number           Description

4.1 Restated Articles of Incorporation, as amended through February 26, 1993, incorporated by reference to Exhibit 3.(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

4.2              By-Laws,  as amended to  February  24,  1993,  incorporated  by
                 reference to Exhibit 3.(b)   to the Company's  Annual Report on
                 Form 10-K for the fiscal year ended December 31, 1992.

4.3 Specimen copy of the certificates for the Company's Class A Common Stock, par value $.80 per share, incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 (No. 33-55946).

4.4              1994 Stock Plan.

4.6              Form of Stock Option Agreement

5.1 Opinion of Verrill & Dana with respect to the legality of the securities being registered.

23.1             Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Verrill & Dana (contained in their opinion filed as Exhibit 5.1)

Item 9.    Undertakings.

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on July 29, 1994.

                                       AMERICAN MAIZE-PRODUCTS COMPANY

                                       By /s/ Patric J. McLaughlin
                                       ____________________________
                                          Patric J. McLaughlin
                                          President and Chief Executive Officer
                                          and Director

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 29th day of July, 1994.

      Name                                       Title


      /s/ William Ziegler, III
      _________________________
      William Ziegler, III                Chairman of the Board
                                          and Director

      /s/ Patric J. McLaughlin
      _________________________
      Patric J. McLaughlin                President and Chief Executive Officer
                                          and Director
                                          (Principal Executive Officer)


      _________________________
      Leslie C. Liabo                      Director

      /s/ Charles B. Cook, Jr.
      _________________________
      Charles B. Cook, Jr.                 Director

      /s/ Paul F. Engler
      _________________________
      Paul F. Engler                       Director

      /s/ James E. Harwood
      _________________________
      James E. Harwood                     Director

      /s/ John R. Kennedy
      _________________________
      John R. Kennedy                      Director


      /s/ C. Alan MacDonald
      _________________________
      C. Alan MacDonald                    Director

      /s/ H. Barclay Morley
      _________________________
      H. Barclay Morley                    Director

      /s/ William L. Rudkin
      _________________________
      William L. Rudkin                    Director

      _________________________
      Wendell M. Smith                     Director

      /s/ William C. Steinkraus
      _________________________
      William C. Steinkraus                Director

      /s/ Raymond S. Troubh
      _________________________
      Raymond S. Troubh                    Director

      /s/ Edward P. Norris
      _________________________
      Edward P. Norris                     Vice President and Chief Financial
                                           Officer
                                           (Principal Financial and Accounting
                                           Officer)

                                 EXHIBIT INDEX

                                                                     Sequential
Exhibit                                                                 Page
Number                              Exhibit                            Number


4.1                 Restated Articles of Incorporation,                  *
                    as amended through February 26, 1993, incorporated by reference to Exhibit
                    3.(a) to the  Company's  Annual Report
                    on Form 10-K for the fiscal year ended
                    December 31, 1992.

4.2                 By-Laws,  as amended to February 24, 1993,           *
                    incorporated by reference to Exhibit 3.(b) to the Company's Annual Report on Form
                    10-K for the fiscal year ended December
                    31, 1992.

4.3                 Specimen copy of the certificates for the            *
                    Company's Class A Common Stock, par value
                    $.80 per share, incorporated by reference to Exhibit 4.3 to the Company's Registration
                    Statement on Form S-4 (No. 33-55946).

4.4                 1994 Stock Plan.                                     9

4.6                 Form of Stock Option Agreement                      29

5.1                 Opinion of Verrill & Dana with respect to           32
                    the legality of the securities being
                    registered.

23.1                Consent of Coopers & Lybrand L.L.P.                 34

23.2                Consent of Verrill & Dana (contained in
                    their opinion filed as Exhibit 5.1)



- ----------------------
* Incorporated by reference

                                                                 EXHIBIT 4.4



                        AMERICAN MAIZE-PRODUCTS COMPANY

                                1994 STOCK PLAN

                                ---------------

         1.  Purpose.

                The purpose of the 1994 Stock Plan (the "Plan") is to secure for the Company and its stockholders the benefits inherent in stock ownership in the Company by officers and other key employees of the Company and its Affiliates who can make a substantial contribution to the success of the Company's business. It is anticipated that such stock ownership will stimulate the efforts of such key employees, give them a closer identity with the success of the Company and strengthen their desire to remain with the Company. It is anticipated, also, that the Plan will aid the Company and its Affiliates in competing for and retaining the services of new personnel who may from time to time be needed.

         2.  Definitions.

                As used in the Plan, the following terms have the meanings set forth below:

                (a) "Affiliate" shall mean (i) any entity that directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

                (b) "Award" shall mean any Option, Stock Appreciation Right, Limited Stock Appreciation Right or Restricted Stock granted under the Plan.

                (c)  "Award   Agreement"  shall  mean  any  written   agreement,
contract, or other instrument or document evidencing any Award granted under the Plan.

                (d) "Board of Directors" or "Board" shall mean the Board of Directors of the Company as it may be composed from time to time.

                (e) "Cause" shall mean (i) any act or omission knowingly undertaken or omitted with the intent of causing damage to the Company, its properties,  assets or  business or its  shareholders,  officers,  directors  or employees, (ii) any fraud, misappropriation or embezzlement involving properties, assets or funds of the Company, or (iii) conviction of, or pleading nolo contendere to, any crime or offense involving moneys or other property of the Company or any other felony offense for any crime of moral turpitude. The determination of "Cause" shall be within the sole discretion of the Committee and the exercise of such discretion shall be conclusive and binding upon all other interested parties.

                (f) "Class A Common Stock" shall mean the Company's Class A Common Stock, par value $0.80 per share.

                (g)  "Change of Control" means:

                         (1) a "Board Change." For purposes of the Plan, a Board
                Change shall have occurred if a majority of the Board consists of individuals other than Incumbent Directors. An "Incumbent Director" is a member of the Board as of the date this Plan is approved by the shareholders of the Company and any individual subsequently becoming a director whose election or nomination is approved by a majority of the Incumbent Directors of the Company then in office.

                         (2) The acquisition by any individual,  entity or group
                (within  the meaning of Section  13(d) or 14(d) of the  Exchange
                Act) (a "Person") of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company as calculated in accordance with 16 CFR ss. 801.12 (the "Outstanding Voting Securities"), which acquisition is not approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (w) any acquisition by the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (y) any acquisition by any affiliate of a person owning 20% or more of the Outstanding Voting Securities as of the date the Plan is approved by the Shareholders of the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company's outstanding common stock and outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding common stock and outstanding voting securities, as the case may be; or

                          (3) Approval by the stockholders of the Company of (i)
                a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

                (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

                (i) "Committee" shall mean the committee designated by the Board of Directors pursuant to Section 3 to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law.

                (j) "Company" shall mean American Maize-Products Company, or any successor thereto.

                (k) "Employee" shall mean any employee of the Company or of any Affiliate.

                (l) "Designated Beneficiary" means any person designated in writing by a Participant as a legal recipient of payments due under an Award in the event of the Participant's death, or in the absence of such designation, the Participant's estate. Such designation must be on file with the Company in order to be effective but, unless the Participant has made an irrevocable designation, may be changed from time to time by the Participant.

                (m) "Disability" means that the Participant terminated services under circumstances that, in the determination of the Committee, would entitle him to disability benefits under the Company's Long Term Disability Plan.

                (n) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

                (o) "Incentive Stock Option" or "ISO" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of
Section 422 of the Code, or any successor provision thereto.

                (p) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

                (q)  "Option"  shall  mean  an  Incentive   Stock  Option  or  a
Non-Qualified Stock Option.

                (r) "Participant" shall mean an Employee who is granted an Award under the Plan.

                (s)  "Person"   shall   mean   any   individual,    corporation,
partnership,    association,    joint-stock   company,   trust,   unincorporated
organization, or government or political subdivision thereof.

                (t) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

                (u)  "Restricted  Stock"  shall  mean any  Share  granted  under
Section 8 of the Plan.

                (v) "Retirement" means the termination of the services of a Participant because of normal or early retirement under the terms of any retirement plan of the Company applicable to the Participant.

                (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

                (x) "Share" or "Shares" shall mean share(s) of Class A Common Stock of the Company, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 12.

                (y) "Withholding Tax" means any tax, including any federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to the transfer of shares of Class A Common Stock as a result of a disqualifying disposition of an Incentive Stock Option, the exercise of a Non-Qualified Stock Option or stock appreciation right, or the award of Restricted Stock.

         3.  Administration.

                The Plan shall be administered by the Committee appointed by the Board from time to time. Each member of the Committee shall at all times while serving be (i) a "disinterested director" within the meaning of Section 16(b) of the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code and Proposed Treas. Reg. 1.162-27 (or any successor provisions) as may be in effect). Subject to the express provision of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Restricted Stock shall be awarded and stock appreciation rights or Options shall be granted (including, without limitation, whether such Options shall be Incentive Stock Options or Non-Qualified Stock Options or a combination thereof), and the number of options, rights and/or shares to be covered by each such award or grant. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion may deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations of the matters referred to in this Section 3 shall be conclusive.

        4.  Shares Available for Award.

                (a) The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 800,000 Shares (the "Plan Maximum"), subject to adjustment as provided in Section 12 hereof. In its discretion, the Company may issue treasury Shares or authorized but previously unissued Shares pursuant to Awards. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

                         (i) Only Shares  relating to Awards  actually issued or
                 granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

                          (ii) Shares that are forfeited by a Participant  after
                 issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

                (b) The maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, subject to adjustment as provided in Section 12 hereof.

                (c) No  Participant  who is a "covered  employee"  as defined in
Section 162(m) (3) of the Code shall be granted Awards for more than 200,000 shares over any five (5) calendar year period, subject to adjustment as provided in Section 12 hereof.

                (d) Shares issued under other plans of the Company shall not be counted against the Plan Maximum under the Plan.

         5.  Eligibility.

                Employees (which term as used herein includes officers) of the Company and its Affiliates who are not members of the Committee shall be eligible to be designated as a Participant. Participants may receive one or more awards of Restricted Stock or one or more grants of options or stock appreciation rights, or any combination thereof, as the Committee shall from time to time determine, and such determinations may be different as to different Participants and may vary as to different awards and grants.

        6.  Option Grants.

                (a) The Committee is authorized under the Plan, in its discretion, to issue options as Incentive Stock Options or as Non-Qualified Stock Options and the Options shall be designated as Incentive Stock Options or Non-Qualified Stock Options in the applicable option agreement. The purchase price of the Class A Common Stock under each Option granted under the Plan shall be determined by the Committee but shall be not less than 100% of the Fair Market Value of the Class A Common Stock at the time such Option is granted.

                (b) The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that (i) except as otherwise provided in Section 6(e) hereof, an Option may not be exercised during the first year from the date of its grant, and (ii) in no event, shall the period for exercising an option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which Options may be exercised, and the form or forms (including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

                (c) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

                (d) In the event that a Participant's services for the Company or its Affiliates shall cease and the termination of such individual's service is for Cause, any unexercised Options shall automatically terminate upon first notification to the option holder of such termination of services, unless the Committee determines otherwise.

                    In the event of the termination of the services of the holder of an Option because of Retirement or Disability, he may (unless otherwise provided in his Award Agreement) exercise such Option at any time within a three (3) year period beginning on such termination, but not after the expiration of the Option, to the extent of the number of Shares covered by such Option, whether or not such Shares had become purchasable by him at the date of the termination of his services. (Although the Option may be exercised after retirement or disability, under Section 422 of the Code, if the option has been designated as an Incentive Stock Option, it must be exercised within three months after the date of retirement or one year after the termination of employment due to disability in order to qualify for incentive stock option tax treatment.)

                    In the event of the death of an individual to whom an Option has been granted under the Plan while he is performing services for the Company or an Affiliate, any outstanding unexercised Options (unless otherwise provided in his Award Agreement) may, subject to the limitations described in Section 6(g), be exercised by his Designated Beneficiary, by his legatee or legatees of the Option under his last will, or by his personal representatives or distributees, at any time within a period of three (3) years after his death, but not after the expiration of the Option, to the extent of the remaining Shares covered by his Option, whether or not such Shares had become purchasable by such an individual at the date of his death. In the event of the death of an individual during the three (3) year period following termination of his services by reason of Retirement or Disability, then the Option (if not previously terminated) may be exercised during the shorter of the remainder of such three (3) year period or during the remaining term of the Option, by his Designated Beneficiary, by his legatee under his last will, or by his personal representative or distributee, but only to the extent of the number of Shares purchasable by such Participant pursuant to the provisions hereof as if such Participant had not died during such period.

                    In the event of the termination of the services of the holder of an Option, other than by reason of termination for Cause, Retirement, Disability or death, he may (unless his Option shall have been previously terminated pursuant to the provisions hereof or unless otherwise provided in his Award Agreement) exercise his Option at any time within three (3) months after such termination, but not after the expiration of the Option, to the extent of the number of Shares covered by his Option which were purchasable by him at the date of the termination of his services, and such Option shall automatically terminate upon the date of such termination of services for all Shares which were not purchasable upon such date.

                (e) Notwithstanding the foregoing provisions, the Committee may determine, in its sole discretion, in the case of any termination of employment, to extend the termination date of some or all of the Participant's Options, whether or not such Options had become exercisable by the Participant at the date of termination of his or her employment, to a date prior to the earlier of three (3) years from the date of termination or the expiration of the original term of the Option, except that such extension shall not cause any Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option without the consent of the Option holder. Options granted under the Plan shall not be affected by any change of relationship with the Company so long as the holder continues to be an employee of the Company or an Affiliate. However, a change in a Participant's status from an employee to a non-employee (e.g., consultant or independent contractor) shall result in a termination of services. The Committee, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to Incentive Stock Options, such determination shall be subject to any requirements contained in the Code.

                (f) The date of grant of an Option pursuant to the Plan shall be the date specified by the Committee at the time it grants such Option, provided that such date shall not be prior to the date of such action by the Committee and that the price shall be determined in accordance with Section 6(a) on such date. The Committee shall promptly notify a grantee of an award and a written option grant shall promptly be duly executed and delivered by or on behalf of the Company.

                (g) In the event an optionee is granted Incentive Stock Options that in the aggregate entitle the optionee to purchase, in the first year such Options become exercisable (whether under their original terms or as a result of the occurrence of an Acceleration Event, as defined below), Class A Common Stock of the Company having a Fair Market Value (determined as of the time such Options are granted) in excess of $100,000, such portion in excess of $100,000 shall be treated as Non-Qualified Stock Options. Such limitation shall not apply if the Internal Revenue Service publicly rules, or issues a private ruling to the Company, any optionee of the Company or any legatee, personal representative or distributee of an optionee or states in temporary or final regulations that provisions which allow the full exercise of an optionee's Incentive Stock Options upon the occurrence of the relevant Acceleration Event do not violate
Section 422(d) of the Code. An "Acceleration Event" means (i) a determination of the Committee to allow an optionee to exercise his Options in full upon termination of his employment (ii) the death of an optionee while he is employed by the Company or an Affiliate, (iii) any Change of Control, or (iv) the optionee's termination of employment under circumstances that will allow him to exercise Options not otherwise exercisable. Participants owning (either directly or constructively within the meaning of Section 424(d) of the Code) stock representing more than 10% of the voting power or value of all classes of stock of the Company or its Affiliates immediately before the grant of an Option under this Plan shall be eligible to receive an Incentive Stock Option only if the option price as determined pursuant to Section 6(a) hereof is at least 110% of the Fair Market Value (at the time the Option is granted) of the Company's Class A Common Stock and the Option by its terms is not exercisable more than five years from the date it is granted.

                (h) Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any option agreement or in the Plan, in the event of a Change of Control, each Option outstanding under the Plan shall thereupon become exercisable at any time during the remaining term of the Option, but not after the term of the Option, to the extent of the number of shares covered by the Option, whether or not such shares had become purchasable by the Participant thereunder immediately prior to such Change of Control, subject, however, to the limitations described in Section 6(g), by the holder of the Option.

                (i) Anything in the Plan to the contrary notwithstanding, during the 90-day period from and after a Change of Control (x) an optionee (other than an optionee who initiated a Change of Control in a capacity other than as an officer or a director of the Company) who is an officer or a director of the Company (within the meaning of Section 16 of the Exchange Act) with respect to an option that was granted at least six months prior to the date of exercise pursuant to this sentence and is unaccompanied by a stock appreciation right and
(y) any other optionee who is not an officer or a director with respect to an option that is unaccompanied by a stock appreciation right shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full purchase price of the shares of Class A Common Stock being purchased under the Option and by giving written notice to the Company, to elect in writing to surrender all or part of the Option to the Company and to receive in cash an amount equal to the amount by which the amount determined pursuant to Section 7(d) hereof on the date of exercise (determined as if the optionee had exercised a limited stock appreciation right on such date) shall exceed the purchase price per share under the option multiplied by the number of shares of Class A Common Stock granted under the Option as to which the right granted by this sentence shall have been exercised. Such written election shall specify the optionee's election to purchase Shares granted under the Option or to receive the cash payment referred to in the immediately preceding sentence.

                (j) Notwithstanding the foregoing provisions, the optionee's employment or other contract with the Company may provide that upon termination of his employment or other services for other than Cause all Options shall become immediately exercisable.

        7.  Stock Appreciation Rights.

                (a) Stock appreciation rights may be paid upon exercise in cash, in Class A Common Stock or in any combination thereof, as the Committee in its sole discretion may determine. A stock appreciation right is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the Fair Market Value of a Share of Class A Common Stock on the date of exercise exceeds the Fair Market Value of such Share on the date the stock appreciation right was granted.

                (b) The Committee may grant a stock appreciation right separately or in tandem with a related Option and may grant both "general" and "limited" stock appreciation rights. A general stock appreciation right granted in tandem with a related Option will generally have the same terms and provisions as the related option with respect to exercisability, and the base price of such a stock appreciation right will generally be equal to the option price under the related Option. Upon the exercise of a tandem stock appreciation right, the related Option will be deemed to be exercised for all purposes of the Plan and vice versa.

                (c) A general stock appreciation right granted separately and not in tandem with any Option will have such terms as the Committee may determine. The base price of a stand-alone stock appreciation right may not be less than the Fair Market Value of the Class A Common Stock. The term of a stand-alone stock appreciation right may not be greater than 10 years from the date it was granted.

                (d) A limited stock appreciation right may be exercised only during the 90 calendar days immediately following the date of a Change in Control. For the purpose of determining the amount payable upon exercise of a limited stock appreciation right, the fair market value of the Class A Common Stock will be equal to the higher of (x) the highest Fair Market Value of the Class A Common Stock during the 90-day period ending on the date the limited stock appreciation right is exercised and (y) whichever of the following is applicable:

                         (i) the  highest  per  share  price  for Class A Common
                Stock or Class B Common Stock paid in any tender or exchange offer which is in effect at any time during the 90 calendar days preceding the exercise of the limited right;

                         (ii) the fixed or formula price of the  acquisition  of
                shares of Class A Common Stock in a merger or similar agreement approved by the Company's stockholders or Board, if such price is determinable on the date of exercise; and

                         (iii)  the   highest   price  per  share  paid  to  any
                stockholder of the Company in a transaction or group of transactions giving rise to the exercisability of the limited right.

                In no event, however, may the holder of a limited stock appreciation right granted in tandem with a related Incentive Stock Option receive an amount in excess of the maximum amount which will enable the Option to continue to qualify as an Incentive Stock Option without the consent of the Participant. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such non-cash consideration shall be determined in the sole discretion of the Committee.

                (e) Limited stock appreciation  rights are payable only in cash.
General stand-alone stock appreciation rights are payable only in cash, unless the Committee provides otherwise at the time of grant. General stock appreciation rights granted in tandem with a related option are payable in cash, Class A Common Stock or any combination thereof, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, and to the extent required by Rule 16b-3, a payment, in whole or in part, of cash upon exercise of a stock appreciation right may be made to an optionee who is an officer or director of the Company (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) only if (i) the right was granted at least six (6) months prior to the date of exercise (except that in the event of the death or disability of the optionee prior to the expiration of the six month period, this limitation shall not apply) and (ii) the optionee's election to exercise of the right is made (a) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, (b) six (6) months prior to the date the stock appreciation right becomes taxable or (c) during the 90-day period from and after a Change of Control.

                (f) Unless otherwise provided by the Committee at the time of grant, the provisions of Section 6 relating to the termination of the service of a holder of an Option shall apply equally, to the extent applicable, to the holder of a stock appreciation right.

        8.  Restricted Stock Awards.

                (a) The Committee shall determine the amount, if any, and form of the consideration to be received for shares of Restricted Stock hereunder. Such shares shall be issued out of authorized but unissued shares or out of treasury shares. The recipient of Restricted Stock shall be recorded as a stockholder of the Company, at which time the Company, at its discretion, may either issue a Restricted Stock Certificate or make a book entry credit in the Company's stock ledger to evidence the award of such Restricted Stock. Upon issuance of a Certificate or recording of a book entry credit the Participant shall have, subject to the provisions hereof, all the rights of a stockholder with respect to such shares and receive all dividends or other distributions made or paid with respect to such shares; provided, that the shares themselves, and any new, additional or different shares or securities which the recipient may be entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described.

                During any Restricted Period stock certificates issued for Restricted Stock, if any, shall be imprinted with a legend to the effect that the stock represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Plan, and each transfer agent for the Class A Common Stock shall be instructed to such effect.

                (b) During a period following the date of grant, as determined by the Committee, (the "Restricted Period"), the Restricted Stock or any rights thereto may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or the transfer thereof to the Company under the provisions of the next succeeding paragraph. In the event of the death, Disability or Retirement of the recipient during the Restricted Period, such restrictions shall immediately lapse, and the recipient or, in the case of the recipient's death, his Designated Beneficiary, the legatee under his last will or his personal representative or distributee shall be free to transfer, encumber or otherwise dispose of the Restricted Stock.

                    Except as provided in Section 8(c), in the event that, during the Restricted Period, the service of the recipient for the Company or one of its Affiliates is terminated for any reason (including termination with or without Cause by the Company or an Affiliate or resignation by the recipient), other than termination of service due to the death, Disability or Retirement of the recipient, then the shares of Restricted Stock held by him shall be forfeited to the Company and the recipient shall immediately transfer and return to the Company the certificates, if any have been issued to him, representing all the Restricted Stock and the recipient's rights as a stockholder with respect to the Restricted Stock shall cease, effective with such termination of service. Notwithstanding the foregoing, the recipient's service contract with the Company may provide that upon termination of his service for other than Cause, all Restricted Stock shall cease to be subject to such restrictions.

                    A recipient's rights to Restricted Stock may not be assigned or transferred except upon death by will, descent or distribution. In the event of any attempt by the recipient to sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Stock in violation of the provisions hereof, such shares shall be forfeited to the Company.

                (c) Notwithstanding the Restricted Period contained in the grant of Restricted Stock, in the event of a Change of Control, all restrictions on shares of Restricted Stock shall immediately lapse and such Restricted Shares shall become immediately transferable and nonforfeitable.

                (d) Notwithstanding anything contained in the Plan to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a recipient's service, that the restrictions on some or all of the shares of Restricted Stock awarded to a recipient shall immediately lapse and such Restricted Stock shall become immediately transferable and nonforfeitable.

         9.  Withholding Taxes.

                In connection with the transfer of shares of Class A Common Stock as a result of the exercise of a Non-Qualified Stock Option or stock appreciation right, or the award of Restricted Stock, the Company is authorized
(a) not to issue a certificate for such shares until it has received payment from the Participant of any Withholding Tax in cash or by the retention or acceptance upon delivery thereof by the Participant of shares of Class A Common Stock sufficient in Fair Market Value to cover the amount of such Withholding Tax and (b) to retain or sell without notice, or to demand surrender of, shares of Class A Common Stock in value sufficient to cover any Withholding Tax. The
Company shall have the right to withhold from any cash amounts due from the Company to the award recipient pursuant to the Plan an amount equal to the Withholding Tax. In either case, the Company shall make payment (or reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the Participant. For purposes of this Section 9, the value of shares of Class A Common Stock so retained or surrendered shall be equal to the Fair Market Value of such shares on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Class A Common Stock so sold shall be the actual net sale price per share (after deduction of expenses) received by the Company.

                Notwithstanding the foregoing, the Participant may elect, subject to approval by the Committee, to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by having the Company retain or accept upon delivery thereof by the Participant shares of Class A Common Stock sufficient in Fair Market Value to cover the amount of such Withholding Tax. Each election by a Participant to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions:
(i) the  election  must be in  writing  and made on or prior to the Tax Date and
(ii) if the Participant is subject to Section 16 of the Exchange Act, an election to have shares retained to satisfy the Withholding Tax must be an irrevocable election made at least six months prior to the Tax Date or the withholding election must become effective during the ten business day period beginning on the third business day following the date on which the Company releases for publication its annual or quarterly summary statements of sales and earnings and ending on the twelfth business day following the date of release thereof.

         10. Transferability and Ownership Rights of Options,
             Stock Appreciation Rights and Awards

                No option or stock appreciation right granted or any Award under the Plan shall be transferable otherwise than pursuant to the designation of a Designated Beneficiary or by will, descent or distribution, or pursuant to a qualified domestic relations order ("QDRO") as defined in the Code. Any option or stock appreciation right may be exercised, during the lifetime of the holder thereof only by him (or if permissible under applicable law, by his guardian or legal representative or a transferee under a QDRO). The holder of an option, stock appreciation right or Award shall have none of the rights of a stockholder until the shares subject thereto or awarded thereby shall have been registered in the name of such holder on the transfer books of the Company.

         11. Section 16(b) Compliance and Bifurcation of Plan.

                It is the intention of the Company that, while the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with such section, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

        12. Adjustments Upon Changes in Capitalization.

                Except as otherwise provided herein, in the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to stockholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate to (i) the number or kind of shares available for the future granting of Awards hereunder, (ii) the number and type of shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code Section 422 or any successor provision thereto without the consent of the optionee. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

         13. Amendment and Termination.

                Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no awards of Options, stock appreciation rights, or Restricted Stock shall be made after, April 30, 1999, provided, however, that such termination shall have no effect on awards of stock appreciation rights, Restricted Stock or Options made prior thereto. The Plan may be terminated, modified or amended by the stockholders of the Company. The Board of Directors of the Company may also terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects. However, to the extent required by applicable law or regulation, stockholder approval will be required for any amendment which will (a) materially increase the total number of shares as to which Awards may be granted or which may be, used in payment of stock appreciation right awards under the Plan or which may be issued as Restricted Stock, (b) materially change the class of persons eligible to receive awards of Restricted Stock and grants of stock appreciation rights or Options, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require stockholder approval under any applicable law or regulation. The amendment or termination of the Plan shall not, without the consent of the recipient of any award under the Plan, alter or impair any rights or obligations under any award theretofore granted under the Plan.

        14. General Provisions.

                (a) No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

                (b) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

                (c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                (d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry out the intentions of the Plan.

                (e) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

                (f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                (g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                (h) No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                (i) Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. All references to the masculine gender shall mean and include both the masculine and feminine gender.

         15. Effectiveness of the Plan.

                The Plan shall become effective upon its approval by the Shareholders of the Company. The Committee may in its discretion authorize the awarding of Restricted Stock and the granting of Options and stock appreciation rights, the payments, issuance or exercise of which, respectively, shall be expressly subject to the conditions that (a) the shares of Class A Common Stock reserved for issuance under the Plan shall have been duly listed, upon each stock exchange in the United States upon which Class A Common Stock is traded and (b) a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall have become effective.

                                                              EXHIBIT 4.6



                        AMERICAN MAIZE-PRODUCTS COMPANY
                                1994 STOCK PLAN
                             STOCK OPTION AGREEMENT

         Subject to the terms of the 1994 Stock Plan (the "Plan") of American Maize-Products Company (the "Company"), a true copy of which is attached hereto,______________________ ("Optionee") is hereby granted an Incentive Stock Option, as defined in the Plan, (referred to as the "Option") to purchase ________________ shares of the Class A Common Stock of the Company at a price of $20.00 per share, such price per share being not less than 100 percent of the fair market value of the stock at the time this Option is granted (the "Option Price"). This Option expires on June 28, 2004, (not later than ten (10) years from the date hereof) and is subject to any earlier termination as provided in the Plan.

         This Option shall be exercisable by the Optionee in whole or in part at any time prior to its termination and after June 28, 1995.

         The Optionee hereby accepts the Option specified above.

         This Option is not transferable by the Optionee otherwise than by will and by the laws of descent and distribution and is exercisable during the Optionee's lifetime only by such Optionee.



Dated as of June 29, 1994.


AMERICAN MAIZE-PRODUCTS COMPANY                        Accepted:

By ____________________________                    By _________________________
   Its Vice President                                  Optionee

                                                                  EXHIBIT 5.1





                                                            August 2, 1994

American Maize-Products Company
250 Harbor Drive
Stamford, CT 06902

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 dated July 29, 1994 of American Maize-Products Company, a Maine corporation (the "Company"), relating to the Company's 1994 Stock Plan (the "Plan") and 800,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.80 per share, proposed to be registered for issuance under the Plan.

         We have examined the originals, or photostatic or certified copies, of such records and certificates of the Company, such certificates of officers of the Company, and such other documents as we have deemed relevant. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the accuracy and completeness of statements of fact contained in such documents.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable, and no personal liability will attach to the ownership of such Shares.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                                                      Very truly yours,



                                                       VERRILL & DANA
GSF:mm

                                                             EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                  -----------




We consent to the incorporation by reference in the Registration Statement of American Maize-Products Company on Form S-8 (for the 1994 Stock Plan of American Maize-Products Company) of our report dated February 22, 1994 on our audits of the consolidated financial statements and financial statement schedules of American Maize-Products Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in the Annual Report on Form 10-K. We also consent to the reference to us under Item 5 in the Registration Statement.




                                                COOPERS & LYBRAND L.L.P.


Stamford, Connecticut
August 2, 1994